Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form S-1 of our report dated March 28, 2025 of Bonk, Inc. (f/k/a Safety Shot, Inc.) relating to the audits of the financial statements for the periods ending December 31, 2024 and 2023 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
The Woodlands, Texas

December 10, 2025